Calculation of Filing Fee Tables
S-3
NEW JERSEY RESOURCES CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $2.50 par value per share	457(r)	5,285,941	$ 47.32	$ 250,130,728.12	0.0001476	$ 36,919.30
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, $2.50 par value per share	415(a)(6)	2,714,059		$ 94,802,081.00			S-3	333-259848	09/28/2021	$ 10,343.00
			Total Offering Amounts:				$ 344,932,809.12		$ 36,919.30
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 36,919.30
Offering Note
[1]	(a) The shares may be sold from time to time by the Registrant pursuant to the NJR Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan"). This Registration Statement shall also cover any additional shares of common stock issuable under the Plan by reason of any stock dividend, stock split or similar transaction or as a result of other anti-dilution provisions, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"). (b) The registration fee is calculated in accordance with Rule 457(r) under the Securities Act and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sale prices of the common stock on September 23, 2024 as reported on the New York Stock Exchange.

[2]	(a) The shares may be sold from time to time by the Registrant pursuant to the Plan. This Registration Statement shall also cover any additional shares of common stock issuable under the Plan by reason of any stock dividend, stock split or similar transaction or as a result of other anti-dilution provisions, pursuant to Rule 416 of the Securities Act. (b) Pursuant to Rule 415(a)(6) under the Securities Act, 2,714,059 shares registered hereunder are unsold securities previously registered on Registration Statement No. 333-259848 filed on September 28, 2021 (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, the $10,343 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. As a result, the offer of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. (c) The Maximum Aggregate Offering price was calculated pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the Registrant's common stock as reported on the New York Stock Exchange on September 24, 2021, which was $34.93.